Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

GDS Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A ordinary shares, par value US$0.00005 per share(2)	Other(3)	30,747,912 shares(4)	US$0.74(3)	US$22,753,454.88	0.00014760	US$3,358.41
Total Offering Amounts					US$22,753,454.88		US$3,358.41
Total Fee Offsets							—
Net Fee Due							US$3,358.41

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the registration statement of which this exhibit 107 is a part includes an indeterminate number of additional Class A ordinary shares, par value US$0.00005 per share (the “Class A Ordinary Shares”) of GDS Holdings Limited (the “Registrant”), which may be offered and issued under the Registrant’s 2016 Equity Incentive Plan (the “2016 Plan”) to prevent dilution from stock splits, stock dividends or similar transactions.

(2)	These Class A Ordinary Shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents eight Class A Ordinary Shares. ADSs issuable upon deposit of the securities registered hereby have been registered under separate registration statements on Form F-6 (Registration No. 333-214177, Registration No. 333-235363, Registration No. 333-249704 and Registration No. 333-271499).

(3)	Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s ADSs as reported on the Nasdaq Global Market on February 13, 2024 divided by eight, the then Class A Ordinary Share-to-ADS ratio.

(4)	An additional 30,747,912 Class A Ordinary Shares are being registered on the registration statement of which this exhibit 107 is a part to cover the additional Class A Ordinary Shares that may be issued under the 2016 Plan, as amended on August 6, 2020, which were not previously registered under the Registrant’s registration statements on Form S-8, as filed with the Securities and Exchange Commission on November 25, 2016 (File No. 333-214800), August 12, 2020 (File No. 333-244736) and February 10, 2022 (File No. 333-262615).